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                                                                  EXHIBIT 21.1


                             SUBSIDIARIES OF THE REGISTRANT

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

               NAME                           JURISDICTION
               ----                           ------------

  DecisionOne Corporation                     Ontario (Canada)

  Decision Data Investment Corporation        Delaware

  DecisionOne Supplies, Inc.                  Delaware

  Decision Data Computer International, S.A.  Switzerland

  Properties Holding Corporation              Delaware

  IC Properties Corporation                   Delaware

  Properties Development Corporation          Delaware

  Decision Data International Corporation     Delaware
